EXHIBIT 99.1

Issued: January 25, 2007

Corrected: January 25, 2007

Southwest Casino Corporation Raises over $2.6 million
in Private Placement of Securities

MINNEAPOLIS—(January 25, 2007)—Southwest Casino Corporation (OTCBB:SWCC - News) today announced that it has raised in excess of $2.6 million from the sale of its common stock with accompanying warrants.  Southwest closed a private placement of its securities to select institutional and accredited investors on January 24, 2007.  The Company sold approximately 4.8 million shares of common stock at a purchase price of $0.55 per share.  In addition, the Company issued warrants to purchase 0.4 shares of its common stock for each share of common stock purchased, or approximately 1.9 million shares in total.  The warrants have an exercise price of $0.61 per share, a term of five and one half years and are first exercisable six months after the closing date of this transaction.  The securities purchase agreement requires the Company to file a Registration Statement on Form SB-2 within 30 days of the closing of the transaction and use its best efforts to have the Registration Statement declared effective within 120 days or 150 days depending on certain circumstances as outlined in the agreement.  Midtown Partners & Co. LLC (“Midtown Partners”) served as placement agent in connection with the transaction and received their fee in shares of the Company’s common stock and warrants.  In consideration for their services, Southwest will issue to Midtown Partners approximately 300,000 shares of common stock with warrants to purchase approximately 125,000 shares on the same terms as the offering and approximately 170,000 shares at a price of $1.00 per share.

Mr. James Druck, Chief Executive Officer of Southwest Casino Corporation, stated, “We are pleased to close on this transaction as this money will allow us to continue to pursue our current gaming opportunities and provide general working capital.  We appreciate the continued support of our existing shareholders and welcome the support of new investors”.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the United States Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements.  This Press Release does not constitute an offer to sell or solicitation of an offer to buy any securities and is being issued under Rule 135c of the Securities Act of 1933.

About Southwest Casino Corporation

Southwest Casino Corporation develops, owns, operates, manages and provides consulting services to casinos, gaming facilities and leisure facilities.  Southwest owns and operates three casinos in Cripple Creek, Colorado.  The Company also manages the Lucky Star Casino facilities in Concho and Clinton, Oklahoma under a management agreement with the Cheyenne and Arapaho Tribes of Oklahoma and has entered into an agreement, which must be approved by the National Indian Gaming Commission, to manage a casino for the Otoe-Missouria Tribe of Indians in Oklahoma.  Southwest owns a 50 percent membership interest in North Metro Harness Initiative, LLC, which holds licenses to develop and operate a harness racetrack in the Columbus, Minnesota on the north side of the Twin Cities Metropolitan Area.  The Company’s corporate offices are located at 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota 55425.

About Midtown Partners & Co. LLC

Midtown Partners is a member of NASD and SIPC Broker/Dealer in the business of matching private equity investors with appropriately suited investment opportunities with both private and public companies. The firm assists companies at various stages of development with advisory and financial services, including venture, expansion and leveraged buyout capital, mergers and acquisitions, valuation services, and professional document preparation and review. Midtown Partners offers to its clients a high level of relevant industry experience and expertise coupled with ongoing relationships throughout the private capital and investment banking communities. To find out more about Midtown Partners visit www.midtownpartners.com

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including all risks related to financing, constructing, acquiring and operating new or existing gaming facilities and those risks identified under the heading “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-KSB filed March 31, 2006. Southwest Casino Corporation does not undertake to update any forward-looking statements; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

CONTACT:             Southwest Casino Corporation

Thomas E. Fox

President

952-853-9990

tefox@swcasino.com

Investor Relations

Strategic Growth International

Stan Altschuler or Richard Cooper

212-838-1444 Tel.

saltschuler@sgi-ir.com

rcooper@sgi-ir.com

www.sgi-ir.com